Exhibit 23.2

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated November 8, 2004, and January 5, 2005, on our audit of the consolidated financial statements of SiriCOMM, Inc. as of and for the year ended September 30, 2004, and for the period from inception (April 24, 2000) through September 30, 2004, in Amendment No. 1 to the Registration Statement (Form SB-2) and a related Prospectus of SiriCOMM, Inc. for the registration of 2,938,900 shares of its common stock.

                                                     /s/ BKD, LLP

Joplin, Missouri
April 26, 2005